JOINT VENTURE AGREEMENT

This describes the written understanding of the parties pertaining to Momentous Entertainment Group, Inc. ("MEG") , a Nevada Corporation, and Dixie Worldwide Productions, Inc., a California Corporation, regarding the joint venture relationship between the above-mentioned entities and them forming a joint venture relationship for Direct Response and Film production, whereby they intend to sell and promote DRTV products and feature films.

1. **Parties**. Dixie Worldwide Productions, Inc. ("DWP") and Momentous Entertainment Group, Inc. ("MEG").

2. **Product**. All films and direct response products and brands relating to the financing by MEG and the production by DWP, which may include all products currently known and in the future, under the MEG and DWP brands such as, a Knife Show, Fitness product shows, documentary and film shows to name a few, but some names and/or products may be changed by mutual agreement of the parties.

3. **Intellectual Property Associated with the Products**. DWP will identify and where appropriate provide a license to MEG for all intellectual properties (patents, trade dress, trademarks, and copyrights) that may currently exist or will exist in the future, which pertain to, and are necessary and useful for, the joint venture's marketing and sale of the products. MEG and DWP agree to pay at its expense, or reimburse the other, for legal fees directly related to any patent filings on behalf of Inventor that is licensed to this joint venture for the USA and any foreign country, Patent Utility and Design applications where MEG and DWP believe it has the ability and legal right(s) to protect such intelliectual property from infringement.

4. **Infomercial**. DWP will have the responsibility of producing or orgainizing the short and/or long form infomercial(s) for each approved product pursuant to a mutually agreed upon budget. DWP shall submit the budget to MEG for review. MEG is allowed, should it choose, to participate and assist DWP in the production of any or all infomercials by offering its advice and recommentations. Both parties will mutually agree on the talent, the producer, the format of the offer and script of the infomercial.

5. **Administrative Fee.** Both DWP and MEG shall be entitled to an administrative fee equal to 7.5% of actual cash receipts (before reductions for returns and mark-down allowances), and this fee shall be included as a deduction in the calculation of profits. In the computation of Net Profits, both parties shall be entitled to take an administrative overhead fee of seven and one half percent (7.5%) of all moneys received by MEG, in lieu of charging for office space, office equipment, delivery of routine office correspondence, telephone charges for routine office communications, accounting, back office, and the services of internal personnel. Either party may, but is under no obligation to, amortize or capitalize any costs it incurs in connection with the activities described herein. DWP will bare costs for producing the infomercial and buying airtime and it is understood by both parties that DWP will budget in the production costs only a fee of twenty (20) percent of the actual production costs.

6. **Profit Sharing.** Both parties shall earn its profits from the joint venture ownership equally, which includes sales and all upsells or downsells of the JV products that are included in the infomercial or other infomercials that are directly derived from or related to the products, and that sold by or through approved licensed Marketers. Should it decide to use

outside marketers to sell the products, then MEG shall be the entity licensing and/or invoicing all outside Marketers for the sale of its products.

7. The term '**Net Profits**' shall mean all sales receipts from such sales (including shipping and handling revenues) less all costs listed below:

(a) cost of Products and upsells sold;
(b) returns, discounts, mark-downs, commissions and/or advertising and promotional allowances for Products and upsells;
(c) advertising and media costs;
(d) fulfillment-related activities;
(e) editing and production costs of any infomercials or spot commercials and any printed materials;
(f) sales taxes;
(g) shipping costs;
(h) outside professional fees, including legal fees related to compliance issues and/or testimonials;
(i) samples of the Product and upsells retained by the parties for their own internal use, and for promotional activities;
(j) third party royalties;
(k) telemarketing fees;
(l) credit card charges; and
(m) an administrative overhead fee to DWP in the amount of five percent (5%) of all receipts; and
(n) interest owed on loans.
(o) Product development, prototypes, tooling and molds.
(p) Fulffilment costs for testing.
(q) Media funding for testing.

8. **Losses.** Either party shall not be responsible for any losses incurred by other in respect of any activity or activities permitted by this Agreement, but the expenses associated with any such losses will be carried forward and included in calculating whether there have been Net Profits in future accounting periods. At the end of each calendar quarter, MEG may recompute the total profit or loss for the preceding period and if there has been an aggregate loss, MEG shall, if requested, reimburse either party for the amount of any monthly distributions of Net Profits that may have earlier been made to during such quarter.

9. **Net Profits.** In the computation of Net Profits, MEG may deduct reasonable reserves for returns, unsold inventory, allowances, bad debts and other reasonable expenses that may occur with respect to the sale of the Products, to be adjusted on an ongoing basis to reflect, as much as reasonably possible, the actual experience for returns, unsold inventory, allowances, bad debts and other expenses.

10. **G.A.A.P Accounting.** If any charges against gross cash receipts are allocations, the allocations will be in accordance with generally accepted accounting principles consistently applied.

11. **Outside Agreements.** If either party enters into agreements with affiliates with respect to supplies or services related to the Products, that party will ensure that the terms thereof

are fair and reasonable, and provided that such terms are fair and reasonable MEG shall not have any entitlement to profits derived by such affiliates or from such affiliates.

12. **Equity and Capital Raises**. Both parties intend to solicite and raise equity capital for its company and for the purposes of promoting and developing the MEG brand. The purpose of said equity raise is to cover operating overhead which includes salaries, informercial production, and other operational expenses. The parties agree and acknowledges that DWP may request the management of MEG and/or any of its subsidiaries to be in their PPM and visa-versa, assist and present the MEG company and products to potential investors. MEG agrees (and in other cases DWP agrees) to cooperate with such presentations and to be included in the PPM. Both parties agree that some of the "Proceeds" of money raised will be used for the purpose of making an infomercial, product development costs and manufacturing, as well as loans to either DWP or MEG for its operational expenses and media expense.

Further, it is noted and MEG therein acknowledges that DWP is currently raising equity investment for its company operations, intending to go public, and that the MEG products are those of DWP businesses. Both parties promise from the money it raises, that a portion of those monies will go to produce, promote and market the MEG products as detailed in this Agreement.

13. **Accounting**. All parties agree that they shall allow the other complete party electronic access to the information to which MEG has electronic access from third party service providers or vendors which pertain to the marketing, advertising and sale of the products. Further, MEG on a quarterly basis will submit to DWP a detailed profit and loss accounting with respect to all sales of the Product. DWP shall have the right to inspect and audit (through an independent CPA) MEG's books and records relating to the product and this Agreement, and all sales of the Product per each six months of activity, and in the event there shall be any discrepancies to DWP's detriment greater than 5% over a twelve-month period or longer, MEG shall pay all audit costs not to exceed $5,000 per audit to the damaged party.

14. **Initial Product Sets - Samples**. Both parties agree and acknowledge that there will be product costs and there will be a need for a reasonable supply of product(s) as soon as necessary so that each or either party will able to commence with preparation for production of the infomercial or for other purposes that are intended to promote and market the JV products.

15. **Product Purchase Orders**. DWP will strive to provide MEG with forecasts of purchase orders and reasonable advance notice when purchase orders are expected to exceed those forecasted.

16. **Quality and Safety Ratings and Reports**. DWP, or whomever is the responsible party, will use its best efforts to ensure that the product(s) has all necessary safety ratings and any or all parties shall submit to each other copies of all reports in its possession or control, or available to it from the factory, that have been prepared with respect to the quality and/or safety of the product. Additionally, DWP, or whomever is the responsible party, will obtain and submit to MEG prior to delivery all applicable government compliance certifications such as, but not limited to contact reports, compliance reports, etc. The parties agree to reimburse all costs incurred associated with obtaining such certification where required. Either party is free to make

its own inspection and examination of the production and product before it leaves the factory should it choose. The parties agree to use a third party inspection company to supervise the production and make sure the product is shipped as per the purchase order. Costs incurred with the inspection and examination process will be added to the FOB cost of goods.

17. **Compliance with Governmental Regulations and Industry Standards**. DWP will use its best efforts to ensure that the product can be sold in compliance with all government regulations (including CE and FDA rules relating to food, and materials if applicable) and is manufactured in accordance with usual and customary industry standards. DWP encourages MEG to make its own examination, should it choose, that the products are in compliance with all government regulations.

DWP, or whomever is the responsible party, will use its best efforts to ensure that the advertising claims made about the Product are in compliance with applicable governmental regulations and industry standards.

18. **Packaging and Instructions - Safety**. DWP will ensure that the product is appropriately packaged and protects against any injury or harm to the public, and that proper warning labels are placed on the packaging so that consumers are instructed on how to use the product and avoid injury. Nabile will also ensure that appropriate warnings and instructions on proper and safe use of the product are included inside the package.

19. **Counterparts: Facsimile Execution**. This term sheet may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same term sheet. This term sheet may be executed and delivered by electronic facsimile (including scanning) transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another, and signatures on a facsimile copy hereof shall be deemed authorized original signatures.

20. **Arbitration: Injunctive Relief**. In the event that there shall be a dispute among the Parties arising out of or relating to this Agreement, the Parties agree that such dispute among the Parties shall be submitted to binding arbitration in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be empowered to provide any and all applicable remedies at law or in equity. Any award issued as a result of such arbitration shall be final and binding between the Parties thereto, and shall be specifically enforceable by any court having jurisdiction over the party against whom enforcement is sought. For all purposes of this Agreement, the Parties submit to the jurisdiction and venue of any court located in Los Angeles County, California, U.S.A. The prevailing party shall be entitled to recover reasonable attorney fees and costs.

21. **Notices**. All notices or reports permitted or required under this Agreement shall be in writing and shall be by personal delivery, e-mail, recognized overnight delivery service, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, seven (7) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other address as either Party may specify in writing.

This Agreement constitutes the entire Agreement between the parties with respect to the Joint Venture Agreement and supersedes all previous communications, whether written or oral, between the parties hereto and no modification or amendment hereto shall be binding upon the parties hereto except by mutual written consent by the parties hereto.

This Agreement may be executed via fax or other mechanical method and, unless tampered with, shall have the same legal binding force and effect as the original.

Upon execution of this Agreement by their signature below, the Parties agree that any individual, firm company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign or designees is bound by the terms of THIS AGREEMENT.

23. **Relationship among the Parties.** The relationship between these parties under this Agreement is that of, and this Agreement shall be deemed to be, a JOINT VENTURE AGREEMENT. This Agreement shall not create or imply any agency relationship between the parties, nor grant any rights or licenses other than those expressly contained herein. Each party shall be free to devote its time, energy and skill to any such person, firm or company as it deems advisable except to the extent it is obligated to devote its time, energy and skill to the business at hand pursuant to the terms of this Agreement. Either party shall not be considered as having an employee status vis-à-vis this Agreement, or by virtue of the Agreement being entitled to participate in any plans, arrangements or distributions by either party pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the other, except as provided in this Agreement.

Neither party shall not withhold any taxes in connection with the compensation due the parties hereunder, and each party will be responsible to the payment of any such taxes and hereby agrees to indemnify the other against nonpayment thereof.

24. **Term**: This joint venture agreement will remain in force for a period of one (1) year and shall renew automatically on each annivseriary date, unless one of the parties wishes to cancel this agreement which shall occur upon a 30-day written notice to the other as noted in Exhibit 2 attached hereto.

[Signaure page on page 6]

Momentous Entertainment Group, Inc.

Kurt E. Neubauer
Chief Executive Officer/President

Dated: 12/6/13

Dixie Worldwide Productions, Inc.

Richard F. Allen, Sr.
Chief Executive Officer/President

Dated: 12/6/2013

Exhibit 1

Product List

"THE DON'S" the Movie = $15,000,000
KNIFE SHOW = $250,000
AB RACER = $500,000
AB TWISTER/ROCKER = $500,000
REAL ABS = $$250,000
HOT BUNS = $250,000
LEG MASTER = $250,000

Exhibit 2

Addresses of the Parties

As to:
DIXIE WORLDWIDE PRODUCTIONS, INC.
Attn.: Richard Allen, Sr.
433 N. Camden Drive
Suite 600
Beverly Hills, California USA 90210

Tel: 310-279-5151
Fax: 310-317-7166

As to:
MOMENTOUS ENTERTAINMENT GROUP, INC.
Attn: Kurt E. Neubauer
2360 Corporate Circle
Suite 400
Henderson, Nevada 89074-7722

Tel: 800-314-8912
Fax: 713-490-3181